UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2015

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note

Janel Corporation (the “Company”) previously filed a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission on August 17, 2015 to report the acquisition by the Company of the issued and outstanding shares of Liberty International, Inc., a Rhode Island corporation (“Liberty”). The purpose of this amendment to the Current Report is to include the financial statements required under Item 9.01 of Form 8-K. Except for the foregoing, this Form 8-K/A effects no other changes to the Current Report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

The audited balance sheet of Liberty at September 30, 2014 and 2013 and the audited combined statements of operations, changes in shareholder’s equity and cash flows for the years ended September 30, 2014 and 2013, and the balance sheet at June 30, 2015 (unaudited) and combined statements of operations and cash flows for the nine months ended June 30, 2015 (unaudited), respectively, are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b)	Pro forma financial information:

The unaudited pro forma condensed combined balance sheet of the Company and Liberty at June 30, 2015 and the unaudited pro forma combining statements of operations of the Company and Liberty for the nine months ended June 30, 2015 and the year ended September 30, 2014 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Stock Purchase Agreement dated August 14, 2015, by and between Janel Corporation (the “Company”), Liberty International, Inc. (“Liberty”), and the stockholders of Liberty
99.1	Liberty International, Inc. audited balance sheet at September 30, 2014 and 2013, audited combined statements of operations, changes in shareholder’s equity and cash flows for the years ended September 30, 2014 and 2013, unaudited balance sheet at June 30, 2015, and unaudited statements of operations and cash flows for the nine months ended June 30, 2015
99.2	Unaudited pro forma condensed combined balance sheet of the Company and Liberty at June 30, 2015, and unaudited pro forma combining statements of operations of the Company and Liberty for the nine months ended June 30, 2015 and the year ended September 30, 2014, respectively

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: October 29, 2014	By:	/s/ Brendan Killackey
Brendan Killackey
Chief Executive Officer

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